UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

GUESS?, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11893	95-3679695
(Commission File Number)	(IRS Employer Identification No.)

1444 S. Alameda Street, Los Angeles, California 90021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 765-3100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Guess?, Inc. (the “Company”) held its annual meeting of shareholders on June 30, 2016 (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved an amended and restated Guess?, Inc. Non-Employee Directors’ Compensation Plan (formerly, the Guess?, Inc. 2006 Non-Employee Directors’ Stock Grant and Stock Option Plan and referred to herein as the “Director Plan”). The amended and restated Director Plan includes the following amendments:

•	Extension of Plan Term. The Company’s authority to grant new awards under the Director Plan has been extended until June 30, 2026.

•
Decrease in Aggregate Share Limit. The number of shares of the Company’s common stock that may be delivered pursuant to all awards granted under the Director Plan has been reduced by 150,000 shares, from 2,000,000 shares to 1,850,000 shares.

•
Flexibility to Structure Compensation Arrangements. The Director Plan provides the Company’s Board of Directors (the “Board”) with the authority to change the amount, timing, and other terms of the awards granted under the Director Plan and also authorizes the Board to structure cash compensation arrangements for non-employee directors under the Director Plan, in each case subject to certain limits set forth in the Director Plan.

The foregoing description of the amended provisions of the Director Plan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Director Plan, as amended and restated, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 30, 2016, the Company held its Annual Meeting. As of May 6, 2016, the record date for the Annual Meeting (the “Record Date”), there was a total of 84,325,296 shares of common stock of the Company outstanding and eligible to vote. At the Annual Meeting, 78,096,415 shares were represented in person or by proxy and, therefore, a quorum was present.

At the Annual Meeting, the shareholders of the Company voted on the following matters:

•
The election of three directors to serve on the Company’s Board of Directors. Anthony Chidoni, Joseph Gromek and Paul Marciano were nominated to serve for three-year terms and until their successors are duly elected and qualified.

•	The approval of the amendment and restatement of the Guess?, Inc. Non-Employee Directors’ Compensation Plan.

•	The ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending January 28, 2017.

•	A shareholder proposal regarding shareholder approval of future severance arrangements with senior executives.

•	A shareholder proposal regarding adoption of a proxy access bylaw for shareholders.

The results of the voting were as follows:

1.	With respect to the election of three directors to serve on the Company’s Board of Directors as described above:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Anthony Chidoni	59,471,505	15,870,009	2,754,901
Joseph Gromek	63,494,527	11,846,987	2,754,901
Paul Marciano	70,190,992	5,150,522	2,754,901

Based on the votes set forth above, each of the director nominees was duly elected.

2.	With respect to the approval of the amendment and restatement of the Guess?, Inc. Non-Employee Directors’ Compensation Plan:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
74,246,860	1,069,009	25,645	2,754,901

Based on the votes set forth above, the amendment and restatement of the Guess?, Inc. Non-Employee Directors’ Compensation Plan was duly approved.

3. With respect to the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending January 28, 2017:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
77,704,276	388,581	3,558	—

Based on the votes set forth above, the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending January 28, 2017 was duly ratified.

4.	With respect to the shareholder proposal regarding shareholder approval of future severance arrangements with senior executives:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
22,882,918	52,409,150	49,446	2,754,901

Based on the votes set forth above, the shareholder proposal regarding shareholder approval of future severance arrangements with senior executives was not approved.

5.	With respect to the shareholder proposal regarding the adoption of a proxy access bylaw for shareholders:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
33,967,897	41,297,188	76,429	2,754,901

Based on the votes set forth above, the shareholder proposal regarding the adoption of a proxy access bylaw for shareholders was not approved.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Guess?, Inc. Non-Employee Directors’ Compensation Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 6, 2016	GUESS?, INC.

	By:	/s/ Sandeep Reddy
Sandeep Reddy Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Guess?, Inc. Non-Employee Directors’ Compensation Plan.

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